                            AGREEMENT TO ASSIGN OPTION AGREEMENT
                                            AND
                                      OPTION AGREEMENT

     THIS   AGREEMENT  TO  ASSIGN   OPTION   AGREEMENT   AND  OPTION   AGREEMENT
("Agreement")  is  made  and  entered  into  this  11th  day of  November,  2003
("Effective  Date"), by and between Buffalo  Highlands,  LLC, a Colorado limited liability company, as grantor ("Buffalo  Highlands"),  and MELODY HOMES, INC., a
Delaware  corporation  ("Melody") as grantee.  Buffalo  Highlands and Melody are sometimes  referred  to herein  individually  as  "Party"  and  collectively  as
"Parties".

                                          RECITALS

     A. Pursuant to that certain  Option  Agreement To Purchase Real Estate (the
"B.I.  Option  Agreement"),  dated  April  4,  2001  by  and  between  Broncucia
Investment,  a Colorado  General  Partnership,  as seller  ("B.I.")  and Buffalo
Highlands (assignee of Hastings Holding  Corporation) as buyer and as amended by the  Amendment to Option  Agreement to Purchase Real Estate dated July 20, 2001, that Second  Amendment  dated August 29, 2002,  and that Third  Amendment  dated
November 13, 2003, Buffalo Highlands owns an option to purchase a certain parcel of real property described as the West one-half of Section 21, Township 2 South,
Range 66 West of the 6th  Principal  Meridian,  in Commerce  City (the  "City"),
Adams County, Colorado ("B.I. Property").

     B. Melody desires to obtain title to  approximately  600 or more lots to be subdivided on that portion of the B.I. Property located easterly of the easterly border of the flood plain for Second Creek, as generally  depicted on Exhibit A, attached  hereto and made a part hereof  ("Land"),  together with certain rights related to Land. The Parties intend that Buffalo  Highlands will  ultimately own that portion of the B.I. Property located westerly of the easterly border of the flood plain for Second Creek ("Retained Parcel").

     C. The Parties  contemplate  that  Buffalo  Highlands  will assign the B.I.
Option  Agreement  to Melody,  and that  Melody  will  exercise  the option with respect  to a portion of the Land,  and at or  immediately  before  such time as
Melody exercises the option,  Melody will re-assign the B.I. Option Agreement to
Buffalo  Highlands with respect to all of the B.I.  Property except that portion of the Land to be purchased by Melody directly from B.I., and described  herein.
The Parties  contemplate  that  Melody will then have an option to purchase  the remaining  portions of the Land from Buffalo  Highlands at two separate closings subsequent to re-assignment  of the B.I. Option  Agreement to Buffalo  Highlands
and Buffalo  Highlands'  subsequent  purchase of the  remaining  portions of the
Land.

     D.  Buffalo  Highlands  desires to assign and Melody  desires to assume the
B.I.  Option  Agreement,  subject to Melody's  agreement to  re-assign  the B.I.
Option Agreement to Buffalo Highlands simultaneously with Melody's purchase of a portion of the Land,  which portion  shall be determined in accordance  with the terms of this Agreement

     E.  Buffalo  Highlands  desires to grant and  Melody  desires to receive an option to purchase the remainder of the Land from Buffalo  Highlands  subsequent to Buffalo  Highlands'  exercise of the option under the B.I. Option  Agreement, after  re-assignment  of thereof from Melody to Buffalo  Highlands,  and Buffalo
Highlands' purchase of the remaining B.I. Property from B.I.

     F.  The  Parties   anticipate   that  the  Land  will  be  subdivided  into
approximately Six Hundred (600) or more  single-family  detached and/or attached residential lots ("Lots").  The Parties acknowledge the total number of Lots set forth above is only an estimate,  the total number of Lots actually  approved by the City may be greater or fewer.  The Parties also  acknowledge  that as of the
Effective Date,  Buffalo  Highlands and Melody are in discussions  with the City regarding  the  relocation  of park sites within the B.I.  Property  ("Park Site
Relocation"),  which  relocation  may  increase  the  total  number  of  Lots or residential  units which may be  constructed  on the Land. In the event that the
City  approves  the Park Site  Relocation,  then the total number of Lots on the
Land may increase.

                                         AGREEMENT

     NOW,  THEREFORE,  in consideration of the mutual promises and covenants set forth herein, the Parties agree as follows:

1.  Agreement  to Assign  and Grant of Option  to  Purchase.  Buffalo  Highlands
hereby:  (a) agrees to assign and sell to Melody,  and Melody agrees to purchase and receive,  all of Buffalo  Highlands'  rights and obligations  under the B.I.
Option  Agreement on the terms and conditions  set forth herein  ("Assignment");
and (b)  grants  to  Melody  an option  to  purchase  that  portion  of the Land containing the Second  Closing Lots and Remaining  Lots, as defined herein below
("Option"),  subject to Buffalo Highlands' obtaining title to the Second Closing
Lots and  Remaining  Lots.  The "First  Closing  Lots" shall consist of at least forty  percent  (40%) of the total  number of  approved  Lots  within  the Land, currently estimated at no less than Two Hundred Fifty (250) Lots ("First Closing
Lots").  The "Second  Closing Lots" shall consist of thirty percent (30%) of the total  number of  approved  Lots  within the Land,  currently  estimated  at One
Hundred  Seventy-Five  (175) Lots ("Second Closing Lots").  The "Remaining Lots"
shall  consist of the  remainder  of approved  Lots within the Land  ("Remaining
Lots").  Notwithstanding  the foregoing to the  contrary,  in the event that the
City approves the Park Site  Relocation,  then the First  Closing  Lots,  Second
Closing Lots,  and  Remaining  Lots shall each consist of one-third of the total number of approved Lots within the Land. The exact configuration and location of the First  Closing  Lots shall be agreed upon and approved by Melody and Buffalo
Highlands  prior to  Melody's  exercise  of the  option  under  the B.I.  Option
Agreement,  and the exact  configuration and location of the Second Closing Lots shall be agreed upon and approved by Melody and Buffalo Highlands as a condition precedent  to  Melody's  exercising  its  Option,  which  approval  shall not be
unreasonably   withheld  or  delayed.  In  determining  said  configuration  and location,  the  Parties  shall  take  into  consideration,  without  limitation,
Melody's phasing,  marketing and sales plans, and Buffalo  Highlands' ability to develop  and  sell  the  remaining  Lots  in the  event  that  Melody  does  not subsequently purchase the same.

2. B.I. Option Agreement.  From and after the Effective Date,  Buffalo Highlands and Melody shall  maintain the B.I.  Option  Agreement in full force and effect, and shall not cause or allow any  amendments  to,  modifications  of or defaults under the B.I. Option Agreement without the other Party's prior written consent, which consent shall not be unreasonably withheld or delayed. Within two (2) days after the Effective Date, Buffalo Highlands shall deliver to Melody a Consent to
Assignment  ("Consent")  executed by B.I.,  in form and  substance of Exhibit B, attached hereto and incorporated herein.

     a. Rights With Respect to Retained Parcel. Notwithstanding anything in this
Agreement to the contrary, and notwithstanding the assignment of the B.I. Option
Agreement to Melody,  Melody hereby consents to Buffalo Highlands  entering into any agreements  with third parties with respect to the use or development of the
Retained  Parcel,  provided that any such  agreement  shall not  materially  and adversely affect Melody's  development or use of the Land.  Melody shall execute all  documents  and take all further  actions  reasonably  requested  by Buffalo
Highlands to evidence said consent.

3.  Consideration  for Assignment and Option. In consideration of the Assignment and the grant of the Option,  Melody shall pay to the Title Company,  as defined herein,  semi-annual  payments,  in good  funds,  in the  amount of Two  Hundred
Thirty-Four  Thousand  Dollars  ($234,000)  (individually,  "Option Payment" and collectively,  "Option  Payments"),  and the Title Company shall hold the Option
Payments in escrow on behalf of Buffalo  Highlands and Melody in accordance with the terms of this  Agreement  and in accordance  with an escrow  agreement to be agreed  upon by the  Parties  on or prior to the  expiration  of the  Inspection
Period  ("Option Escrow  Agreement").  The first Option Payment shall be paid to the Title Company  within Five (5) days after the  expiration of the  Inspection
Period,  as defined herein,  and the additional Option Payments shall be due and paid every six (6) months  thereafter  until  exercise of the Option as provided herein below or until termination of this Agreement in accordance with the terms hereof.  In the event  that  Melody  fails to make an Option  Payment  when due,
Buffalo  Highlands  shall give Melody  written  notice of said  failure,  and if
Melody does not cure such failure by making the Option  Payment  within ten (10)
days after  receipt of such  notice,  then this  Agreement  and the Option shall terminate.  Provided  that Buffalo  Highlands is not in default,  at the time of such termination,  under (i) this Agreement,  (ii) the B.I. Option Agreement; or
(iii) the FRICO Agreement, as defined in paragraph 9(f) below, Buffalo Highlands shall be entitled to receive from the Title  Company any Option  Payments  made, and neither of the Parties shall have any further  rights or  obligations  under this Agreement,  except those which expressly survive termination.  A portion of the Option  Payments made shall be disbursed by the Title Company to B.I. as the option payments  required under the B.I. Option Agreement in accordance with the
Option Escrow Agreement. The remaining Option Payments made to the Title Company shall be  released  to  Buffalo  Highlands  at the First  Closing,  and shall be applied to the Purchase Price at each of the Closings,  as defined herein below, as  follows:  40% to be applied at the First  Closing,  30% to be applied at the
Second Closing,  and 30% to be applied at the Final Closing.  Buffalo Highlands'
obligation to credit such Option Payments at the Second and Third Closings shall be  secured  by  the  Deed  of  Trust  as  defined  in  Paragraph  13(a)  below.
Notwithstanding  the foregoing to the  contrary,  in the event the City approves the Park Site Relocation, then one-third of the Option Payments shall be applied to the Purchase Price at each of the Closings.

     a. Assignment.  Simultaneously with the payment of the first Option Payment by Melody,  Buffalo  Highlands shall execute and deliver to Melody an assignment of the B.I.  Option  Agreement,  in form and  substance to be agreed upon by the
Parties  during the  Inspection  Period  ("Assignment  Form").  Upon or prior to exercise by Melody of the option under the B.I. Option  Agreement,  Melody shall assign to Buffalo Highlands the B.I. Option  Agreement,  except as it relates to the First Closing Lots, by an assignment agreement  substantially in the form of the  Assignment  Form.  Simultaneously  with the  delivery  of the first  Option
Payment,  Melody  shall  deliver  to the Title  Company  to be held in escrow an assignment,  in the form of the Assignment Form,  executed by Melody,  assigning the B.I. Option Agreement to Buffalo  Highlands  ("Melody  Assignment").  In the
event Melody  defaults under this Agreement or the B.I.  Option  Agreement,  and fails to cure any such  default  within any  applicable  cure  period,  then the
Melody  Assignment shall be released to Buffalo Highlands in accordance with the terms of the Option Escrow Agreement.

4. Term and Exercise of Option. Unless this Agreement is sooner terminated,  the
"Option  Term" shall be a period of time  commencing on the payment by Melody of the First Option  Payment and expiring at 5:00 p.m.  Denver time on December 10,
2004,  subject to  extension as provided  herein.  At any time during the Option
Term,  unless  Melody is in material  default under this  Agreement,  Melody may exercise the Option by exercising its option under the B.I. Option Agreement, as assigned  to  Melody,  and  delivering  written  notice of  exercise  to Buffalo
Highlands in accordance with Paragraph 14(a).  Notwithstanding  anything in this
Agreement to the contrary, in no event shall Melody exercise the Option prior to the date on which Buffalo  Highlands  acquires  title to the Second Closing Lots and Remaining Lots.  After  assignment of the B.I.  Option  Agreement to Melody,
Melody shall not exercise the option  under the B.I.  Option  Agreement  without first giving Buffalo  Highlands 15 days prior written notice of its intent to so exercise.

     a. Conditions  Precedent.  The following  shall be conditions  precedent to
Buffalo  Highlands'  obligation to convey the Second  Closing Lots and Remaining
Lots to Melody:  (i) Melody has assigned to Buffalo  Highlands  the B.I.  Option
Agreement  as it applies to all of the B.I.  Property  except the First  Closing
Lots;  and (ii) Melody has  purchased  the First Closing Lots from B.I. and paid the balance of the purchase price under this Agreement into escrow, which funds, as a condition of the Closing for the First Closing Lots shall be applied by the
Closing Agent, on behalf of Buffalo Highlands, to the purchase price and closing on the  remainder of the B.I.  Property (all the B.I.  Property,  less the First
Closing  Lots),  and Buffalo  Highlands has obtained title to the Second Closing
Lots and Remaining Lots.

     b. Extension Period - ERU's and City Approvals.  In the event that a number of  ERU's,  as  defined  in  Paragraph  9(f),  equal to the  number  of Lots and
Landscaping ERU's, as defined herein below, are not available for purchase under the FRICO  Agreement,  as defined in Paragraph  9(f),  on the  expiration of the
Option  Term,  or the City has not  granted  final  approval of a final plat and engineering  plans for the First  Closing  Lots on or before the  expiration  of
Option Term, as extended (if applicable),  Melody may extend the Option Term for up to four (4) successive six (6) month extensions by delivery of written notice of extension ("Notice of Extension") to B. I. and Buffalo Highlands on or before the  expiration  of  the  Option  Period,  as  extended,  or  expiration  of the applicable  six  month  extension,  as  applicable,  together  with  a  $234,000 additional Option Payment,  paid in accordance with the Option Escrow Agreement, for each six month  extension,  in which event the Option Term shall be extended for the six month period.  If exercised,  the final of the four extensions shall extend the Option  Period to December 31,  2006.  The Parties  acknowledge  that pursuant to Paragraph 2.5 of the FRICO  Agreement,  the right to purchase  ERU's under the FRICO Agreement may terminate if certain  conditions are not satisfied on or before January 1, 2007, unless the Parties to the FRICO Agreement mutually agree to extend it. If the FRICO Agreement is extended  pursuant to the terms of the FRICO  Agreement,  then Melody shall be entitled to four (4)  additional six
(6) month  extensions of the Option Term under the terms and  conditions of this
Paragraph 4(b).  Notwithstanding anything in this Agreement to the contrary, the
Option Term may not be extended beyond December 31, 2008 ("Outside  Date").  All payments  made  pursuant  to this  Paragraph  4(b)  shall be  additional  Option
Payments,  shall be held by the Title  Company  in  accordance  with the  Option
Escrow Agreement,  and shall be applied to the Purchase Price, as defined herein below, in accordance with Paragraph 3 hereof.

     c. Return of Option  Payments.  In the event that Melody has  extended  the
Option Term pursuant to Paragraph  4(b) above,  and Melody has not exercised the
Option on or before the  Outside  Date and either (i) a number of ERU's equal to the number of Lots  anticipated by the Parties to be purchased by Melody are not available for purchase  under the FRICO  Agreement on or before the Outside Date or any alternative source, if said alternative source is acquired (at no cost to
Melody),  or (ii) the City has not  granted  final  approval of a final plat and engineering plans for the First Closing Lots on or before the Outside Date, then this Agreement  shall  automatically  terminate,  in which event Melody shall be
entitled  to  return  of  all  Option  Payments  made  by  Melody.   After  such
termination,  neither Party shall have any further rights or  obligations  under this Agreement, except those obligations, which expressly survive termination.

5. Purchase Price.  The total purchase price to be paid by Melody shall be based upon the number of Lots that are finally  platted,  engineered  and approved for the Land, or proposed for the Land as shown on the Current Plan (defined below), at the time of exercise of the Option,  at the price of Nineteen  Thousand  Five
Hundred  Dollars  ($19,500)  per  Lot  ("Total  Purchase  Price"),   subject  to
adjustment  as provided in this  Agreement  and  subject to the  Purchase  Price
Escalator, as defined below. Since Melody will be closing on the purchase of the
First Closing Lots directly  with B.I., a portion of said Total  Purchase  Price will be paid by Melody directly to B.I. at the First Closing as a portion of the purchase  price  under the B.I.  Option  Agreement  ("Melody's  Portion  of B.I.
Price").  The remainder of the Total Purchase  Price, as reduced by the Melody's
Portion of B.I. Price,  shall be paid by Melody to Buffalo Highlands  ("Purchase
Price") at the First, Second and Final Closings as defined herein below, subject to closing  adjustments  and prorations as provided  herein below.  The Purchase
Price shall be paid at each of the First, Second and Final Closings, based on an amount equal to Nineteen Thousand Five Hundred Dollars  ($19,500)  multiplied by the number of Lots to be purchased at each Closing,  subject to  adjustment  and proration as provided  herein.  The portions of the Purchase Price to be paid at the  Second  and  Final  Closings  shall  increase  at a rate  of 7% per  annum, compounded  annually,  from the date of the First Closing (the  "Purchase  Price
Escalator").  Melody's  Portion  of the B.I.  Price  shall be equal to the total number of acres to be purchased by Melody at the First  Closing,  multiplied  by
Fifteen  Thousand  Six  Hundred  Twenty-Five  Dollars  ($15,625).   The  Parties
acknowledge that Buffalo Highlands has made and Melody and Buffalo Highlands may have made (as of the date of the First Closing) certain option payments, earnest money payments and other payments to B.I. or other parties under or contemplated by the B.I. Option Agreement,  and that Buffalo Highlands, and not Melody, shall be entitled to all credits under the B.I. Option Agreement for all such payments by Buffalo  Highlands,  and that  Melody,  and not Buffalo  Highlands,  shall be entitled to all credits under the B.I. Option Agreement for all such payments by
Melody.

     a. Lot Count and Purchase Price  Adjustment.  Melody shall use best efforts to seek  approval  by the City of at least 600 Lots for the  Land.  In the event that a final plat for the Land has not been approved  when Melody  exercises the
Option, or the option under the B.I. Option  Agreement,  then the Purchase Price shall be based on the number of Lots shown on the development  plan for the Land that  is  current  as  of  the  time  of  Melody's  exercise  ("Current  Plan").
Notwithstanding the foregoing to the contrary,  if all of the Lots are purchased by Melody,  then in no event shall the Total  Purchase Price be less than Eleven
Million  Five  Hundred  Five  Thousand  Dollars  ($11,505,000)  ("Minimum  Total
Purchase  Price")  nor  exceed  Thirteen  Million  Sixty-Five  Thousand  Dollars
($13,065,000) ("Maximum Total Purchase Price").  Furthermore,  in no event shall the  Purchase  Price at any  Closing,  except the Final  Closing,  exceed  forty percent (40%) of the Maximum Total Purchase Price,  excluding the Purchase Price
Escalator.

     b. Park Site Relocation;  Purchase Price Adjustments; and Park Fee Credits.
In the event that the City approves the Park Site Relocation,  then the Purchase
Price which shall be the Maximum  Purchase Price shall be paid one-third at each of the First, Second, and Final Closings,  subject to adjustments and prorations as provided  herein,  and subject to the Purchase Price  Escalator  described in
Paragraph  5 above.  As a result of the Park Site  Relocation  described  above,
Buffalo Highlands, as ultimate owner of the Retained Parcel, will be entitled to certain park fee credits from the City.  In the event that the City approves the
Park Site Relocation,  then at each Closing,  Buffalo  Highlands shall assign to
Melody all of its rights to all park fee credits to which  Buffalo  Highlands is entitled for the applicable to the Lots to be purchased at that Closing, up to a total number of park  credits  equal to the total  number of approved  Lots.  As consideration for such assignment, Melody shall pay to Buffalo Highlands, at the time Melody would have been required by the City to pay the park fees, an amount equal to the  then-current  park fee for each  Lot  ("Park  Payment").  Melody's obligation to pay such fees to Buffalo Highlands shall survive the Closings, and shall be  recited in Park Fee  Memorandum(a)  to be agreed  upon by the  Parties prior to expiration of the Inspection Period, which Park Fee Memorandum(a) shall be recorded at each of the Closings. Buffalo Highlands shall execute and deliver to Melody a termination of Park Fee Memorandum,  in recordable form, which shall release  therefrom  each Lot for which Melody has paid to Buffalo  Highlands the
Park Payment.

6.    Title Commitment and Survey.

     a. Title Commitment and Policy.

     Within ten (10) days after the  Effective  Date,  Buffalo  Highlands  shall cause Chicago Title  Insurance  Company  ("Title  Company") to issue to Melody a commitment (the "Title  Commitment") to issue,  promptly after Closing,  an ALTA
Extended  Owner's  Title  Policy  insuring  fee simple  title to the Land in the amount of the Total Purchase Price ("Title Policy"), and Buffalo Highlands shall deliver  to  Melody  copies  of all  unrecorded  leases,  agreements,  and other documents that may affect title to the Land ("Unrecorded Documents").  The Title
Commitment  shall be provided to Melody,  together  with  legible  copies of all recorded  documents  listed  therein,  and shall commit to delete from the Title
Policy, at Buffalo Highlands'  expense:  (1) any mechanics' lien exception as to any liens arising  through  Buffalo  Highlands  and B.I.;  (2) any exception for instruments  recorded after the effective date of the Title Commitment and prior to recording of the deed to Melody  except  matters which are accepted by Melody pursuant to the terms of this Agreement;  (3) any exception for unpaid taxes and assessments except for the year of closing and subsequent years; (4) any general exception  for leases and  tenancies,  except as to leases and  tenancies  which
Melody  accepts  or is deemed  to have  accepted  pursuant  to the terms of this
Agreement; (5) any facts, rights, interests or claims which are not shown by the public records but which could be ascertained by an inspection of the land or by making inquiry of persons in possession  thereof;  (6)  easements,  or claims of easements,  not shown by public  record;  and (7)  discrepancies,  conflicts  in boundary lines, shortage in area,  encroachments,  and any facts which a correct survey and inspection of the land would disclose, and which are not shown by the public records. Any endorsements  requested by Melody with respect to such Title
Commitment shall be at Melody's sole expense,  provided,  however,  that Buffalo
Highlands  hereby agrees,  to the extent  requested by Melody,  to pay up to the first $1,000 of the total  premium for both  endorsements  100.31 and 103.1 with respect to any  severed  mineral  interests  and rights of ingress and egress of mineral  owners,  subject  to the  Title  Company's  willingness  to issue  said endorsements under commercially reasonable requirements. Buffalo Highlands shall cause the payment of the premium for the Title Policy in the amount of the Total
Purchase Price.

     b.  Survey.  Within five (5) days after the  Effective  Date,  Melody shall order a new ALTA/ACSM survey ("Survey") of the B.I.  Property,  showing the Land and the Retained Parcels,  and also locating any easements  thereon,  describing the  extent to which the  instruments  described  in  Schedule  B-2 of the Title
Commitment  affect the Land,  and in  sufficient  detail to obtain  deletion  of standard  printed  exceptions  as listed in items 1 - 7 above,  and certified to
Melody,  Buffalo  Highlands,  Title  Company,  and any  other  party  reasonably requested by Melody. The cost of such survey shall be initially borne by Melody, but Melody  shall be  entitled  to a credit  for the cost of such  survey at the
First  Closing.  In the event the First  Closing  does not occur for any  reason other than default by Buffalo Highlands,  Melody shall be solely responsible for the cost of the survey and shall not be entitled to any  reimbursement  for such cost and Melody  shall  assign all of its rights in and to the Survey to Buffalo
Highlands  for no additional  consideration.  Melody shall cause the surveyor to deliver a copy of the Survey to Buffalo Highlands and the Title Company.

     c. Title Defects and  Objections.  Within  twenty (20) days after  Melody's receipt of both of the Title Commitment,  with copies of the recorded  documents listed  therein,  and the Survey,  but in no event after the  expiration  of the
Inspection  Period,  Melody  shall  give  written  notice to  Buffalo  Highlands
("Notice  of  Defect")  of  each  title  defect  set  forth   therein  which  is
objectionable  to Melody (a "Defect").  Melody's  failure to give such Notice of
Defect shall be deemed its acceptance of the matters disclosed therein for which objection  is not given.  If such Notice of Defect is given,  Buffalo  Highlands shall, within ten (10) days of its receipt thereof,  notify Melody in writing of the  Defects,  if any,  contained  in Melody's  Notice of Defect  which  Buffalo
Highlands agrees to cure or cause to be cured ("Buffalo  Highlands'  Response").
Buffalo  Highlands  shall  have no  obligation  to cure or cause the cure of any
Defect.  If  Buffalo  Highlands  fails  to  timely  provide  Buffalo  Highlands'
Response,  Buffalo  Highlands  shall be  deemed  to have  agreed to cure no such
Defects.  If Buffalo Highlands does not agree to cure all such Defects contained in Melody's Notice of Defect,  then this Agreement shall terminate unless Melody elects to  continue  this  Agreement  by  written  notice  delivered  to Buffalo
Highlands  not later  than the  earlier  of the date that is ten (10) days after receipt  of  Buffalo  Highlands'  Response  or after  the date on which  Buffalo
Highlands'  Response  would have been due; or the  expiration of the  Inspection
Period,  in  which  event  neither  Party  shall  have  any  further  rights  or
obligations   under  this  Agreement,   except  those  which  expressly  survive
termination.  If  Melody  gives  such  notice  to  continue,  Melody's  right to terminate  the Agreement or condition its exercise of the Option on the basis of the Defects  shall be waived and the title to the Land shall be subject to those
Defects  which  Buffalo  Highlands  has not  agreed  to cure and  which  are not otherwise cured prior to Closing.  The same procedure and time periods  provided herein shall be applicable to any new matter first  appearing in any  subsequent title commitment or updated surveys, except that Melody shall have ten (10) days after Melody's  receipt of the document  reflecting  such matter within which to provide the Notice of Defect with respect to said new  matters.  Notwithstanding the  foregoing  to the  contrary,  Buffalo  Highlands  shall not cause any title defects which  materially  and  adversely  affect  Melody's  intended use of the
Property  or any  monetary  liens to  become  of  record  after the date of this
Agreement without Melody's prior written consent,  which consent may be withheld in Melody's  sole and absolute  discretion  but which consent shall be deemed to have been given if Melody does not deliver to Buffalo  Highlands  written notice of consent or objection  within five (5) days after receipt by Melody of written request for consent from Buffalo Highlands.

7. Inspection of the Land.

     a. Information.  Within seven (7) days after the Effective Date, or, if not in Buffalo  Highlands'  possession on the Effective  Date,  within five (5) days after receipt of the same by Buffalo Highlands,  Buffalo Highlands shall provide to Melody copies of all engineering,  studies,  surveys,  reports, and all other material  information  regarding  the  Land,  which  are in  Buffalo  Highlands'
possession  or control and which Buffalo  Highlands has not already  provided to
Melody; provided, however, all documents, information, and materials provided by
Buffalo  Highlands  to Melody  relating to the Land shall be returned to Buffalo
Highlands upon any  termination of this  Agreement.  Buffalo  Highlands makes no warranty  that  documents  and  information  prepared by others are  accurate or complete,  but Buffalo  Highlands  shall not conceal  information  or delete any portion of such documents.

     b.  Inspection.  Melody  shall  have  until  5:00 p.m.  Denver  time on the forty-fifth (45th) day after the Effective Date within which to inspect the Land
("Inspection  Period").  Within two (2) days after the Effective  Date,  Buffalo
Highlands  shall deliver to Melody the Consent,  and Melody may inspect the Land in  accordance  with the license  granted in the Consent.  If Melody  determines during the Inspection Period, in Melody's sole and absolute discretion, that the
Land is unsuitable  for its purposes for any reason,  Melody may elect to either
(i) terminate this Agreement by delivery of written notice to Buffalo  Highlands within the Inspection  Period,  in which event neither of the Parties shall have any further  rights or  obligations  under this  Agreement,  except  those which expressly survive termination;  or (ii) waive the condition of this Paragraph by delivery of written,  unconditional  notice of suitability and waiver to Buffalo
Highlands within the Inspection Period, in which event Melody shall be deemed to accept the condition of the Land.  Melody's  failure to timely make the election provided for in the preceding sentence shall be conclusively  deemed an election by  Melody  to  proceed  under  Paragraph  7(b)(i).  If the Land is  altered  or disturbed in any manner in connection  with any of Melody's  activities,  Melody shall  immediately  return  the  Land to the  condition  existing  prior to such activities,  to the extent  reasonably  possible.  Melody shall promptly pay all persons and entities employed in connection with Melody's  activities related to the Land and shall not permit any liens or other  claims to be asserted  against the Land.  Before  entering  upon the Land,  Melody  shall  furnish  to  Buffalo
Highlands  evidence of general  liability  insurance  coverage  (naming  Buffalo
Highlands and B.I. as additional  insureds) of not less than Two Million Dollars
($2,000,000.00).  Melody agrees to indemnify,  defend and hold Buffalo Highlands and B.I.  harmless from any mechanics' liens or other claim,  loss, cost, damage or expense  resulting from actions or omissions of Melody or its  consultants in connection  with  the  performance  of such  activities  on the  B.I.  Property, including reimbursing Buffalo Highlands and B.I. for their reasonable attorneys'
fees in connection with any such action,  except to the extent of claims arising from or  connected  with the acts or omissions  of Buffalo  Highlands  and B.I., previously  existing latent conditions or hazardous  materials not placed on the
Property or exacerbated by Melody. Melody's indemnification obligation hereunder shall survive the Closings or termination of this Agreement.

8.  Closing.  When and if Melody  exercises  the Option and the option under the
B.I. Option Agreement, the First, Second and Final Closings ("Closings"),  shall occur as follows,  provided,  however,  that if any Closing falls on a Friday or
Monday,  said Closing shall occur on the next business day which is not a Friday or Monday.  At the option of either Party,  closing documents may be executed in advance and deposited with the Title Company in escrow to avoid the necessity of closing with all parties present:

     a. First Closing.  The Closing of the First Closing Lots ("First  Closing")
shall  occur at 11:00 a.m.  on the date which is twenty (20) days after the date of exercise of the Option, at the offices of the Title Company, or at such other place as may be mutually agreed upon by the Parties,  but in no event later than
January 26, 2005, unless extended pursuant to Paragraph 4 hereof. The closing of the purchase of the First  Closing Lots by Melody from B.I.,  the closing of the assignment  of the  remainder  of the B.I.  Option  Agreement,  and the  closing purchase of the remainder of the B.I.  Property by Buffalo  Highlands  from B.I.
shall occur simultaneously.

     b. First Closing  Items.  The following  shall occur at the First  Closing, each item being a condition  precedent to the others and all being considered as occurring simultaneously:

          (i) Melody shall  reimburse  Buffalo  Highlands for an amount equal to
     Buffalo Highlands' actual costs incurred in obtaining the traffic study for the Land if the City does not require  Melody to submit a new traffic study and for the  soils  report  for the Land,  which  amount  shall not  exceed
     $20,500.

          (ii) At or prior to the First  Closing,  the Parties shall deliver the assignment agreement in form and substance of the Assignment Form, by which
     Melody  shall  assign the  remainder  of B.I.  Option  Agreement to Buffalo
     Highlands;

          (iii)  Melody  shall pay to B.I.  Melody's  Portion of B.I.  Price and shall pay to Buffalo  Highlands the difference  between Melody's Portion of
     B.I. Price and the Purchase Price for the First Closing Lots, with a credit for the applicable portion of the Option Payments made to Buffalo Highlands and for the Survey pursuant to Paragraph 6(b);

          (iv) Melody shall pay to Buffalo Highlands,  if applicable,  an amount equal to Melody's Share of payments made by Buffalo Highlands in accordance with Paragraph 9(f)(i);

          (v) Melody and  Buffalo  Highlands  shall  execute and deliver the ERU
     Assignment and Assumption  Agreement for the First Closing Lots, as defined herein below;

          (vi) Buffalo  Highlands  and Melody shall  execute and deliver the Tap
     Credit Assignment, as defined herein below;

          (vii) Buffalo  Highlands  and/or B.I. shall  acknowledge and deliver a
     Special  Warranty Deed to the First Closing Lots,  subject to those matters which Melody accepted or is deemed to have accepted pursuant to Paragraph 6 hereof ("Permitted Exceptions");

          (viii)  Buffalo  Highlands  shall pay the premium for the Title Policy for the First Closing Lots;

          (ix) Buffalo  Highlands for itself and on behalf of B.I. shall deliver possession of the First Closing Lots;

          (x) Buffalo  Highlands  and Melody shall  execute and deliver the Park
     Fee Memorandum,  which shall be recorded against the legal descriptions for the First Closing Lots;

          (xi) Buffalo Highlands shall execute and deliver to Melody the Deed of
     Trust,  defined in Paragraph 13(a) below,  which shall be recorded  against the legal description of the Second Closing Lots and the Remaining Lots;

          (xii) The Title Company's closing fee for the First Closing Lots shall be divided equally between the Buffalo Highlands and Melody; and

          (xiii) The Parties shall execute and deliver such additional documents as  contemplated  by this  Agreement or as may be necessary to conclude the transaction  or to  provide  for  the  issuance  of  the  Title  Policy  in accordance with this Agreement.

     c. Second  Closing.  The Closing of the sale of the Second  Closing Lots to
Melody  ("Second  Closing")  shall  occur at  11:00  a.m.  on the  date  that is twenty-one  days after  Buffalo  Highlands  receipt of written  notice to close, which Second  Closing  shall occur on the date that is the later of (x) one year and one day after the date of the First  Closing  and (y) thirty (30) days after the date on which  Melody  has sold 170 of the First  Closing  Lots to any party other than an entity which is owned or  controlled by Melody's  parent  company,
D.R. Horton,  Inc., but in no event earlier that one (1) year after the or later than two (2) years after the date of the First Closing.

     d. Second Closing Items.  The following  shall occur at the Second Closing, each item being a condition  precedent to the others and all being considered as occurring simultaneously:

          (i) Melody shall  reimburse  Buffalo  Highlands an amount equal to the difference  between  the real  estate  taxes for all Lots not then owned by
     Melody and the amount of real  estate  taxes for said Lots which would have been assessed if the Land was not platted or rezoned, to the extent Buffalo
     Highlands has paid said taxes;

          (ii)  Buffalo  Highlands  shall  acknowledge  and  deliver the Special
     Warranty  Deed  to the  Second  Closing  Lots,  subject  to  the  Permitted
     Exceptions;

          (iii) Melody and Buffalo  Highlands  shall execute and deliver the ERU
     Assignment and Assumption Agreement for the Second Closing Lots;

          (iv) Buffalo  Highlands shall pay the premium for the Title Policy for the Second Closing Lots;

          (v) Buffalo  Highlands shall deliver  possession of the Second Closing
     Lots;

          (vi) Melody shall pay to Buffalo  Highlands  that portion of the Total
     Purchase Price equal to $19,500 multiplied by the number of Lots purchased, approximately  Three Million Four Hundred Twelve  Thousand Five Hundred and
     no/100 Dollars ($3,412,500) assuming 175 Second Closing Lots, with a credit for the applicable portion of the Option Payments made to Buffalo Highlands and subject to the Purchase Price Escalator;

          (vii)  Melody  shall  pay the  recording  fees  for the  Deed  and the documentary fee;

          (viii) Taxes and other assessments  attributable to the Second Closing
     Lots shall be prorated and apportioned between Buffalo Highlands and Melody as of the date of the Second Closing based upon the most recent  assessment and mill levy, and such proration shall be final;

          (ix) Buffalo  Highlands  and Melody shall execute and deliver the Park
     Fee Memorandum,  which shall be recorded against the legal descriptions for the Second Closing Lots;

          (x) The Title  Company's  closing fee shall be divided equally between the Parties; and

          (xi) The Parties shall execute and deliver such  additional  documents as  contemplated  by this  Agreement or as may be necessary to conclude the transaction  or to  provide  for  the  issuance  of  the  Title  Policy  in accordance with this Agreement.

     e.  Final  Closing.  Closing  of the sale of the  Remaining  Lots to Melody
("Final  Closing") shall occur at 11:00 a.m. on the date that is twenty-one (21)
days after  receipt by Buffalo  Highlands  of written  notice from Melody of its desire to close,  but in no event  later than the earlier of two (2) years after the date of the Second  Closing or twenty-one  (21) days after the date on which
Melody has sold 105 of the Second Closing Lots to any party other than an entity which is owned or controlled by Melody's parent company, D.R. Horton, Inc.

     f. Final Closing  Items.  The following  shall occur at the Final  Closing, each item being a condition  precedent to the others and all being considered as occurring simultaneously:

          (i) Melody shall  reimburse  Buffalo  Highlands an amount equal to the difference  between the real estate taxes for Remaining Lots and the amount of real estate  taxes for said Lots which  would have been  assessed if the
     Land was not platted or rezoned,  to the extent Buffalo  Highlands has paid said taxes;

          (ii) Buffalo  Highlands shall  acknowledge and deliver the Deed to the
     Remaining Lots, subject to the Permitted Exceptions;

          (iii) Melody and Buffalo  Highlands  shall execute and deliver the ERU
     Assignment and Assumption Agreement for the Remaining Lots;

          (iv) Buffalo  Highlands shall pay the premium for the Title Policy for the Remaining Lots;

          (v) Buffalo Highlands shall deliver possession of the Remaining Lots;

          (vi)  Melody  shall  pay to  Buffalo  Highlands  that  portion  of the remaining Total Purchase Price, which shall equal $19,500 multiplied by the total number of Lots to be purchased  at the Final  Closing  subject to the
     Minimum and Maximum  Purchase Price set forth in Paragraph 5, with a credit for the applicable portion of the Option Payments made to Buffalo Highlands and subject to the Purchase Price Escalator;

          (vii)  Melody  shall  pay the  recording  fees  for the  Deed  and the documentary fee;

          (viii) Taxes and other assessments  attributable to the Remaining Lots shall be prorated and apportioned  between Buffalo  Highlands and Melody as of the date of the Final Closing based upon the most recent  assessment and mill levy, and such proration shall be final;

          (ix) Buffalo  Highlands  and Melody shall execute and deliver the Park
     Fee Memorandum,  which shall be recorded against the legal descriptions for the Remaining Lots;

          (x) The Title  Company's  closing fee shall be divided equally between the Parties; and

          (xi) The Parties shall execute and deliver such  additional  documents as  contemplated  by this  Agreement or as may be necessary to conclude the transaction  or to  provide  for  the  issuance  of  the  Title  Policy  in accordance with this Agreement.

9. Governmental Approval and Improvements.

     a. Governmental  Approvals.  The Parties acknowledge that Buffalo Highlands is an  investment  entity and is not in the business of  developing  property or seeking approvals for development.  However,  since Melody does not own the Land and cannot seek  development  approvals for the Land itself,  Buffalo  Highlands shall use commercially  reasonable  efforts to obtain, on behalf of Melody,  any and all approvals from the City and other  governmental  entities  necessary for the  final  approval  of a final  plat(s)  for the  B.I.  Property  and the Lots
("Governmental Approvals").  Buffalo Highlands shall use commercially reasonable efforts  to cause,  and to seek  B.I.'s  cooperation  in  causing,  on behalf of
Melody, all maps, plans and other documents necessary to obtain the Governmental
Approvals  ("Approval  Documents")  to be prepared and  submitted to the City or other appropriate governmental entities.  Buffalo Highlands shall provide Melody
reasonable   notice  of  all  meetings  with  the  City  or  other   appropriate
governmental  entities  with  respect  to the  Governmental  Approvals  and  the opportunity to attend said meetings. Melody and Buffalo Highlands hereby approve
Bernard Lash & Associates ("Lash") and Jehn & Associates  ("Jehn")(collectively, the "Project Consultants") as, respectively,  the planners and engineers for the creation,  submission  and  processing  of the  Approval  Documents,  and  shall cooperate in good faith in approving  bids for work by the Project  Consultants.
Notwithstanding  the  foregoing to the  contrary,  in the event Melody wishes to utilize a different engineer subsequent to the approval of the PUD Zone Document for the B.I.  Property,  then within thirty (30) days after  approval of the PUD
Zone  Document,  Melody may  provide  written  notice of such  desire to Buffalo
Highlands,  together with the names of at least two engineers which Melody would prefer to retain,  and the Parties  shall agree upon one of those  engineers  to replace Jehn within said thirty (30) day period.  If either Party is  reasonably unsatisfied  with the work of the  Project  Consultants,  the  Parties  agree to cooperate to select a replacement  Project  Consultant(s).  Melody shall pay all costs  associated  with the creation,  submittal and  processing of the Approval
Documents and the Governmental  Approvals for the subdivision and development of the Land  incurred  from March 7, 2003 until the earlier of the  termination  of this  Agreement or Final Closing,  or mutual  written  agreement of the Parties.
Within five (5) days after the expiration of the Inspection Period, Melody shall pay to Buffalo  Highlands an amount equal to all costs which  Buffalo  Highlands has incurred on behalf of Melody in relation to the  Governmental  Approvals and
Approval  Documents for the subdivision of the Land from March 7, 2003 until the expiration of the Inspection Period, provided that Melody has received copies of paid  invoices  evidencing  payment of such costs by Buffalo  Highlands.  In the event the City  institutes  a  moratorium  or other  policies  which would delay approval of final plat for the Land,  Buffalo  Highlands  shall  continue to use commercially  reasonable  efforts  to cause the  preparation,  submittal  of the
Approval  Documents to the extent the City will accept said Approval  Documents, and  Melody  shall  continue  to pay the  costs as  described  in the  preceding sentence. Such payments made for development related expenses and assessments by
Melody will not be credited  against the Total Purchase Price or prorated on the date of Closing.  Melody and Buffalo  Highlands  shall enter into all agreements with the  Project  Consultants  that are  necessary  for said work  ("Consultant
Agreements").  In the event that  Melody or Buffalo  Highlands  terminates  this
Agreement  for any  reason  other  than  default  by  Buffalo  Highlands  of its obligations  hereunder,  or in the event  Melody  fails to exercise  the Option,
Melody shall assign to Buffalo  Highlands all of its rights to all work prepared by the Project  Consultants and under the Consultant  Agreements with respect to the Land, and Buffalo  Highlands  shall assume  Melody's  obligations  under the
Consultant  Agreements  that  are  to  be  performed  after  the  date  of  said termination or failure to exercise the Option and shall indemnify Melody against claims by the Project  Consultants for said  obligations.  Melody's  obligations under this  Paragraph  shall survive  Closing or any earlier  termination of the
Agreement  to the  extent  that  said  obligations  are  incurred  prior  to the applicable Closing or termination.  Buffalo Highlands shall submit to Melody for
Melody's review and written  approval,  which approval shall not be unreasonably withheld or delayed,  all Governmental  Approvals and material revisions thereto prior to  submission  to the City or other  governmental  authorities.  Melody's approval of said documents shall be deemed to have been given if Melody does not deliver to Buffalo Highlands written notice of approval or objection within five
(5)  business  days of  receipt  by  Melody of said  documents.  Notwithstanding anything to the contrary in this  Agreement,  Buffalo  Highlands shall not be in default of this Agreement if the  Governmental  Approvals are not obtained prior to the expiration of the Option Term,  unless Buffalo Highlands is in default of its obligations under this Paragraph 9(a).

     b. Multi-Family  Cell(s).  The Parties acknowledge that it is possible that the City may require or Melody may  request  that a portion of the Land be zoned and platted for attached  residential units ("Multi-Family  Cell(s)"),  and that the City may  allow  Buffalo  Highlands  and/or  Melody to  determine  the exact location of the Multi-Family  Cell(s) on the Land. If the City does require,  or
Melody does request and the City does allow, a Multi-Family  Cell(s) on the Land prior to  Melody's  exercise of the Option or the option  under the B.I.  Option
Agreement,  then the Parties  agree that a separate  Lot shall be deemed to have been created for each residential unit to be constructed within the Multi-Family
Cell(s) for the purposes of calculating the Total Purchase Price.

     c. Off-Site Improvements.  Melody shall construct or cause the construction of all Off-Site Improvements  necessary to serve that portion of the Land, which has been  purchased  by  Melody.  "Off-Site  Improvements"  shall mean all water mains, sanitary sewer mains, electric, telephone, cable, and gas lines, streets, curbs,  sidewalks,  gutters,  landscaping,  traffic signals,  street lights, and lighting  to be  constructed  up to the  boundary  of  the  Land.  The  Off-Site
Improvements  shall be  constructed  by Melody in  accordance  with the Approval
Documents.  Melody shall commence  construction of the Off-Site  Improvements in accordance  with the final  plat and  phasing  plan  approved  by the City on or before  the date that is  twelve  (12)  months  after the later of (i) the First
Closing;  or (ii) the date the Governmental  Approvals are obtained,  to include the final plat and  engineering  approvals  for the Lots  purchased at the First
Closing. To the extent Melody constructs a portion of 96th Avenue not contiguous to the Land, Melody shall be entitled to any reimbursement for said construction costs offered by the City and all state and federal  governmental  agencies (for the purposes of this Paragraph, the District, as defined herein below, shall not
be  considered  a  state  or  federal   governmental  agency)  which  may  offer
reimbursement  for such  construction.  Buffalo  Highlands agrees to execute any necessary  documentation to assign any such  reimbursements  to Melody.  At each
Closing,  Buffalo  Highlands  agrees  to (i)  provide  Melody  with  any and all easements  and  licenses  on  the  portions  of the  Land  retained  by  Buffalo
Highlands,  and not  purchased  by  Melody,  as may be  necessary  for Melody to construct or cause to construct  the  Off-Site  Improvements  and (ii) grant and convey all necessary dedications for public right-of-ways,  utilities and tracts in connection therewith, as provided in the Approval Documents.

     (i) The  Parties  acknowledge  that the City may  require  that a bridge be constructed  for 96th Avenue  ("Bridge") in conjunction  with the development of
Seller's  Land and  other  properties  in the  vicinity.  In the  event the City requires  Melody to construct the Bridge in  association  with the  Governmental
Approvals,  then Buffalo Highlands shall use commercially  reasonable efforts to cause the City to secure  commitments from other benefited  parties to reimburse
Melody for those parties'  proportionate shares of the costs of constructing the
Bridge.

     d. On-Site  Improvements.  Melody shall construct or cause the construction of all  utilities and other  improvements  within that portion of the Land which has been  purchased  by Melody as required  by the City or any other  applicable
governmental  or  quasi-governmental  entity,  including,   without  limitation,
improvements for and related to a gray-water  irrigation system, as described in the FRICO Agreement, as defined herein below ("Irrigation System"), improvements related  to parks,  trails,  recreational  facilities,  and  school  sites,  but excluding  all  improvements  to be made by Melody with the boundary of each Lot
("On-Site  Improvements").  The On-Site  Improvements  shall be  constructed  by
Melody of sufficient  size and quantity to provide  service to the Land.  Melody shall commence  construction of the On-Site  Improvements in accordance with the final plat and phasing  plan  approved by the City on or before the date that is twelve (12) months  after the later of (i) the First  Closing;  or (ii) the date the Governmental Approvals are obtained. The Parties acknowledge that SACWSD, as defined herein below, may offer a credit to tap fees relating to water and sewer service based on installation of Irrigation System. The Parties shall enter into an agreement by which Buffalo Highlands assigns to Melody, at no cost to Melody, any rights, title or obligations it may have to said tap fee credits in relation to Melody's  installation of the Irrigation  System on the Land at Closing ("Tap
Credit Assignment"), the form and substance of which shall be agreed upon by the
Parties  prior to the  expiration  of the  Inspection  Period.  At each Closing,
Buffalo  Highlands  agrees to (i) provide  Melody with any and all easements and licenses on the  portions of the Land  retained  by Buffalo  Highlands,  and not purchased  by Melody,  as may be  necessary  for Melody to construct or cause to construct  the  Off-Site  Improvements  and (ii) grant and convey all  necessary dedications  for  public  right-of-ways,  utilities  and  tracts  in  connection therewith, as provided in the Approval Documents.

          (i) Force  Majeure.  In the  event  that  Melody's  unable to meet the deadlines  set forth in Paragraphs  9(b) and 9(c) hereof  because of delays from causes beyond the  reasonable  control of Melody,  including,  without limitation,  delays caused by acts or omissions of Buffalo Highlands or any affiliate,  agent or employee of Buffalo  Highlands,  acts of God, strikes, work  stoppages,  unavailability  or delay in receiving labor or materials, defaults by contractors or  subcontractors of a special district or utility company,  weather conditions,  acts of aggression,  fire or other casualty, then said  deadline  shall be  extended  for a period of time  equal to the length of said delay or delay(s).

     e. Conveyance to District.  Unless  otherwise  agreed by the Parties,  upon completion and in connection with initial  acceptance of the applicable phase of
On-Site   Improvements  and  Off-Site   Improvements   (collectively,   "Project
Improvements") by the City or other governmental or  quasi-governmental  entity, the Project Improvements,  except any portion of 96th Avenue which does not abut the Land,  shall be transferred and conveyed by Melody by warranty bill of sale, free and clear of liens and  encumbrances,  to the District,  as defined  herein below,  or as  otherwise  directed  by  Buffalo  Highlands,  without  additional consideration  and Melody shall  instruct the  District  that Buffalo  Highlands shall be entitled  to any payment or  reimbursement  from the  District  for the
Project  Improvements.  Notwithstanding  the conveyance to the District,  Melody shall be responsible for the maintenance of the Project Improvements and posting all bonds and other security required by the City or SACWSD (as applicable),  if any, for the warranty  period required by the City or SACWSD (as applicable) for such Project  Improvements.  Melody shall not be responsible for the maintenance of or posting bonds for security with respect to any improvement not constructed by Melody or any  Project  Improvements  after the  expiration  of the  warranty period.  Melody  shall  cooperate  with  Buffalo  Highlands  and the District in causing the  District  to issue  directly to Buffalo  Highlands  the  District's promissory  note  ("District  Note") in exchange  for the  Project  Improvements conveyed  by  Melody  to  District,  including  the  execution  of  assignments, infrastructure  acquisition agreements,  or other documents reasonably requested by Buffalo  Highlands  to  effectuate  the intent of the  Parties  that  Buffalo
Highlands  receive  any   consideration   from  the  District  for  the  Project
Improvements;  provided,  however,  that Melody shall not be required to execute any instrument that would impose any financial  obligation or other  obligations or  liabilities  upon  Melody nor shall  Melody be required to incur any cost or expense  with  respect to such  matters  relating  to the  District  Note or any transfer  of the  Project  Improvements  to the  District.  The  Parties  hereby acknowledge  that the District Note issued directly to Buffalo  Highlands by the
District  is part of the  consideration  for the sale of the Land  from  Buffalo
Highlands to Melody.

     f. South Adams County Water and Sanitation  District.  Melody  acknowledges and accepts  that  Buffalo  Highlands  entered  into a FRICO  Participant  Water
Resource  Agreement  on November 2, 2001 with the South Adams  County  Water and
Sanitation  District  ("SACWSD"),  and  that  a  copy  of  that  Water  Resource
Agreement,  ("FRICO  Agreement")  has been delivered to Melody.  Under the FRICO
Agreement,  Buffalo  Highlands and B.I.,  after having assigned to a third-party the right to purchase  109 ERU's by that certain ERU Water  Connection  Exchange
Agreement,  have the right to acquire  1022 ERU Water  Connections  and 1022 ERU
Water Rights  Credits (ERU Water  Connections  and ERU Water Rights  Credits are
referred to collectively  herein as "ERU's") of the following  types:  141 ERU's which are  available  prior to approval by  applicable  water  courts of certain actions with respect to  provision of water by the SACWSD  ("Pre-Court  ERU's");
and 881 ERU's  available  after  approval by applicable  water courts of certain actions with respect to provision of water by the SACWSD  ("Post-Court  ERU's").
At the First  Closing,  Buffalo  Highlands,  B.I.  and Melody shall enter into a partial  assignment and assumption  agreement of the FRICO  Agreement,  by which
Buffalo  Highlands and B.I.  shall assign and Melody shall assume all of Buffalo
Highlands'  and B.I.'s rights and  obligations  under the FRICO  Agreement  with respect to one ERU for each Lot and Landscaping ERU's, if necessary,  to service the Lots and common area within the Land  purchased by Melody or conveyed to the
City  or  homeowners  association  at  the  First  Closing,  including,  without limitation,  all of the 141  Pre-Court  ERU's ("ERU  Assignment  and  Assumption
Agreement").  At the Second  Closing,  Melody shall assume,  pursuant to the ERU
Assignment and Assumption  Agreement all of Buffalo  Highland's (and B.I, if B.I
retains any interest under the FRICO  Agreement)  rights to one ERU for each Lot and  Landscaping  ERU's to  service  the Lots and common  areas  within the Land purchased  by Melody or conveyed to the City or  homeowners  association  at the
Second Closing.  At the Final Closing,  Buffalo Highlands shall assign to Melody all of its rights,  pursuant to the ERU Assignment and Assumption  Agreement all of Buffalo  Highlands'  rights (and B.I. shall assign all of its rights,  if any remain) to one ERU for each Lot and  Landscaping  ERU's to service  the Lots and common  areas  within the Land  purchased  by Melody or  conveyed to the City or homeowners  association.  Any  remaining  ERU's which are or will not be used by
Buffalo  Highlands or  transferred  by Buffalo  Highlands to a third-party  with respect  to the  development  of  property  immediately  to the east of the B.I.
Property shall be conveyed to Melody.  Buffalo  Highlands shall cause additional
ERU's (Landscaping  ERU's") to be conveyed to Melody in the event that the ERU's described in the preceding  sentences are insufficient for the irrigation of all parks, open space and landscaping to be constructed or maintained on the Land at
Closing, subject to the availability of the ERU's under the FRICO Agreement. The
Parties shall agree upon the form of the ERU Assignment and Assumption Agreement prior to the expiration of the Inspection Period.

          (i) Obligations  Under FRICO Agreement.  The Parties  acknowledge that pursuant to the terms of the FRICO  Agreement,  Buffalo  Highlands and B.I.
     may be  obligated  to make  certain  pre-payments  for the ERU's,  and that pursuant to Paragraph  2.6 of the FRICO  Agreement,  Buffalo  Highlands and
     B.I.  may elect to make such  pre-payments  in one payment  when due ("Cash
     Plan") or in annual installments over 15 years ("Installment Plan"). In the event that such pre-payments must be made prior to the First Closing,  then
     Buffalo  Highlands shall give Melody written notice  thereof,  and at least five (5) business  days after  delivery of said notice,  Buffalo  Highlands shall elect to proceed under the Installment Plan.  Buffalo Highlands shall thereafter make the scheduled Installment Plan pre-payments until the First
     Closing,  at which time Melody shall reimburse  Buffalo  Highlands for that portion of said  pre-payments  allocated  to the ERU's  purchased  or to be purchased by Melody ("Melody's  Share").  From and after the First Closing,
     Melody shall pay to FRICO,  or such other party as required under the FRICO
     Agreement,   Melody's  Share  of  the  FRICO  Payments   ("Melody's   FRICO
     Payments"),  and Buffalo Highlands shall be liable for remitting its share, the remaining balance, under the Installment Plan ("Buffalo Highlands FRICO
     Payment") as required  under the FRICO  Agreement  and this  Paragraph.  If
     Melody fails to timely make the Melody FRICO Payments, then Melody shall be in default of this Agreement. If Buffalo Highlands fails to timely make the
     Buffalo Highlands FRICO Payment as required under the FRICO Agreement, then
     Buffalo Highlands shall be in default of this Agreement.  Buffalo Highlands shall maintain the FRICO Agreement in full force and effect,  and shall not cause or allow any  amendments to,  modifications  of or defaults under the
     FRICO Agreement without Melody's prior written consent, which consent shall not be unreasonably withheld or delayed.

     g. Survival. The provisions of this Paragraph 9 shall survive each Closing.

10. Metropolitan District. Melody acknowledges that a metropolitan district (the
"District") has been formed to provide a financing mechanism for the acquisition and maintenance of a portion or all of infrastructure improvements for the Land.
The service area for the District  encompasses all of the Land and no portion of the Land will be excluded  from the  District  without  Melody's  prior  written consent.  Buffalo  Highlands  shall not cause the  inclusion  of any  additional property within the boundaries of the District without the prior written consent of Melody.  Buffalo Highlands shall deliver to Melody for Melody's review a copy of the service plan for the District ("Service Plan") within five (5) days after the  Effective  Date.  The Service Plan  provides that the total debt mill levy, exclusive of the operations and  maintenance  mill levy,  against the Lots shall not exceed 50 mills  (subject to periodic  increase in accordance  with Colorado law) based upon the real estate assessment laws,  regulations and procedures and the mill levy  structure  currently  applicable  and  utilized by the City,  and anticipates  that a mill levy of 42. will be  sufficient to service the debt and operations  and  maintenance  expenses  of  the  District.  Notwithstanding  the foregoing,  Buffalo Highlands agrees that for three (3) years from the date that the  District  delivers  the  District  Note to  Buffalo  Highlands  (the  "Note
Closing"), provided that Melody is not in default under any of the provisions of this Agreement, neither Buffalo Highlands nor any entity under common ownership, management or control of Buffalo Highlands shall request:  (1) that the District impose or collect any fees, rates or charges for payment of such bonds issued by the  District;  or (2) that the  District  increase its mill levy for payment of bonds issued by the District and owned by Buffalo  Highlands or its affiliate to a number which would exceed 42 mills in 2003 plus 10% (non-compounded) for every year  thereafter (the "Mill Levy  Limitation").  For purposes of calculating the
Mill Levy  Limitation,  the number 42 may be increased or decreased to take into account legislative or constitutionally  imposed adjustments in assessed values, or the method of calculating assessed values, which may occur after 2003. If the mill  levy  exceeds  44 mills at the time of the Note  Closing  or for three (3)
years thereafter, then Buffalo Highlands shall pay the excess to the District on behalf of Melody with respect to all Lots then owned by Melody.

Except as  previously  disclosed  to Melody and except as  provided  for in this
Paragraph,  Buffalo  Highlands  shall not cause the Land to be  included  in any other district without  Melody's prior written consent,  which consent shall not be unreasonably  withheld or delayed.  At the First Closing,  Buffalo  Highlands shall  cause one person  selected  by Melody to be  appointed  a director of the
District and will, to the extent  allowed by law,  assist Melody in  maintaining one (1) person as a director  until such time as Melody no longer  owns title to any Lots.

11. Surface Use Agreements.

     a. Northwest  Quarter of Section 21. The Parties  acknowledge  that parties other than Buffalo  Highlands  and B.I.  ("NW Mineral  Owners") own oil, gas and
other  minerals  underlying  that portion of the Land lying within the Northwest
Quarter of Section  21.  Buffalo  Highlands  shall use  commercially  reasonable efforts to enter into a surface use  agreement  with the NW Mineral  Owners ("NW
Surface Use Agreement")  prior to Closing,  which NW Surface Use Agreement shall be  subject to  Melody's  approval,  which  approval  shall not be  unreasonably withheld.  Notwithstanding  the foregoing to the  contrary,  Melody may withhold said approval if said NW Surface Use Agreement  allows use of the surface of the
Northwest  Quarter of  Section  21 by the NW  Mineral  Owners in such a way that would materially and adversely affect Melody's construction of homes on the Lots or the issuance of  certificates  of occupancy  therefore.  Melody shall have no obligation  for any  costs  or  expenses  associated  with  the NW  Surface  Use
Agreement,  and Buffalo  Highlands  shall  indemnify  Melody with respect to any costs or expenses incurred by Melody as a result of the NW Surface Use Agreement provided that Melody delivers to Buffalo Highlands written notice of a claim for such indemnification within six (6) months after the Final Closing.

     b. Southwest Quarter of Section 21. The Parties  acknowledge that a portion of the Southwest  Quarter of Section 21 is subject to an oil and gas lease ("Oil and Gas Lease")  dated March 27, 1980 with PARD,  Inc.,  which Oil and Gas Lease was subsequently  assigned to Trinity Energy Corporation  ("Trinity"),  and that one producing oil and gas well ("Well") and related tank battery ("Battery") are located on the Land. Buffalo Highlands shall,  pursuant to the terms of a letter agreement with Trinity dated December 12, 2001, cause the termination of the Oil and Gas Lease as it applies to the Land,  and shall cause the Well to be plugged and  abandoned  and the Battery to be  relocated  to a location  which would not adversely and materially  affect  Melody's  construction of homes on the Lots or the  issuance of  certificates  of  occupancy  therefore.  Melody  shall have no obligation for any costs or expenses  associated with the termination of the Oil and Gas Lease, the abandonment of the Well, or the relocation of the Battery and
Buffalo  Highlands shall indemnify  Melody with respect to any costs or expenses incurred by Melody as a result of the termination of the Oil and Gas Lease,  the abandonment of the Well, or the  relocation of the Battery  provided that Melody delivers to Buffalo Highlands written notice of a claim for such indemnification within six (6) months after the Final Closing.

     c.  Lots.  In the  event a home  cannot  be  constructed  on any Lot due to encroachment onto said Lot by a building restrictions and/or setback for any oil and gas surface  facility,  said Lot shall, at Melody's option, be excluded from
Melody's purchase,  and the Minimum Purchase Price shall be reduced by an amount equal to $19,500 multiplied by the number of Lots so impacted.

12. Warranties.

     a. Buffalo  Highlands.  Buffalo  Highlands hereby  represents and warrants, only with respect to itself,  that the  following are true and correct as of the date hereof and shall be true and correct at the time of Closing:

          (i) Buffalo  Highlands is a Colorado  limited  liability  company duly organized and validly existing under the laws of the State of Colorado.

          (ii) To the best of Buffalo Highlands' knowledge,  there are no suits, proceedings, or litigation affecting the B.I. Property.

          (iii) The B.I.  Option  Agreement  is in full  force and  effect,  and neither party thereto is in default thereof.

          (iv) Buffalo  Highlands  has not granted to any other person or entity any right or option to acquire any of Buffalo  Highlands'  rights under the
     B.I Option Agreement, or any part thereof.

          (v) The  execution  of this  Agreement  and  the  consummation  of the transactions contemplated hereby are not (nor will they be with the passage of time) a breach or default  under any  agreement or  instrument  to which
     Buffalo Highlands is a party.

          (vi)  Buffalo  Highlands  has not  knowingly  withheld  and  will  not willingly  withhold  any material  adverse  information  pertaining  to the
     Property.

          (vii)   Buffalo   Highlands   shall  comply  with  the  mineral  owner
     notification requirements of CRSss.24 - 65.5-101 et seq.

          (viii)  To  the  best  of  Buffalo  Highlands'  knowledge,  except  as disclosed by a Phase I Environmental Assessment report date August 15, 2001 and  prepared  by Jehn &  Associates,  and except as  otherwise  previously disclosed to Melody in writing,  there are no existing violation or claimed violation of any law or regulation  relating to Hazardous  Substances on or under the Land, nor has any such  violation or claim to violation  occurred in the past, the Land is not on any  "Superfund"  list under any applicable
     Environmental Law. As used in this Agreement,  "Hazardous  Substance" shall mean and include all  hazardous or toxic  substances,  wastes or materials, any pollutants or contaminates (including, without limitation, asbestos and
     raw  materials  which  include  hazardous  constituents,   radon  and  urea
     formaldehyde,   diisopropyl/methylphosphonate),   and  any  other   similar
     substances  or  materials,  which are  included or  regulated by any local, state,  or Federal law,  rule,  or  regulation  pertaining  to  regulation, contamination, clean-up or disclosure.

          (ix) "To the best of Buffalo  Highlands'  knowledge" means the current and actual knowledge of Paul M. Joeckel, William Klaess and Barry L. Talley
     without any duty to investigate.

     b. Melody.  Melody  hereby  represents  and warrants that the following are true and correct as of the date hereof and shall be true and correct at the time of Closing:

          (i) Melody is a corporation  duly organized and validly existing under the laws of the State of Delaware,  and is authorized to do business in the
     State of Colorado.

          (ii)  The  execution  of this  contract  and the  consummation  of the transactions contemplated hereby are not (nor will they be with the passage of time) a breach or default  under any  agreement or  instrument  to which
     Melody is a party, nor will they require the further consent or approval of any  other  person  other  than  the  corporate  approval  provided  for in
     Paragraph 14(u).

     c. As-Is.  Acknowledging  Melody's  opportunity  to inspect  the  Property,
Melody  agrees to take the  Property  "As Is",  "Where Is",  with all faults and conditions thereon.  Any information reports,  statements,  documents or records
("Disclosures")  provided  or made to  Melody  or its  constituents  by  Buffalo
Highlands or B.I., their agents,  members or employees  concerning the condition
(including,  but not limited to, the environmental  condition) of the Land shall not be  representations  or warranties,  unless  specifically  set forth in this
Agreement.  Melody shall not rely on such disclosures,  but rather, Melody shall rely  only on its own  inspection  of the  Land.  Melody  acknowledges  that the
Purchase  Price  reflects and takes into account that the Land is being sold "As
Is".  Upon each  Closing,  Melody shall  assume the risks that adverse  matters, including,  without limitation,  adverse physical and environmental  conditions, excluding  any  latent  defects  cause by Buffalo  Highlands,  may not have been revealed by Melody's  investigation,  and Melody,  upon each  Closing,  shall be deemed to have waived,  relinquished and released Buffalo  Highlands and Buffalo
Highlands' officers,  members, employees and agents from and against any and all claims, liabilities,  losses, costs, damages or expenses of any kind, including, without  limitation,  reasonable  attorneys'  fees,  arising  from or in any way related  to any  physical  conditions  of the  purchased  portion  of the  Land, violations of any applicable law and any and all other acts, omissions,  events, circumstances or matters regarding the Land.

     d. Survival of Warranties.  The representations and warranties set forth in this  Paragraph  12 shall be deemed to be  remade as of each  Closing  and shall survive  each  such  Closing  for a period  of one (1) year from the date of the
Closing.  Notice of any claim as to a breach of any  representation  or warranty must be made to Buffalo  Highlands prior to the expiration of one-year period or it shall be deemed a waiver of the right to assert such claim.

13. Remedies.

     a. Buffalo  Highlands'  Failure to Close.  In the event  Buffalo  Highlands defaults in the performance of its obligation to close  hereunder,  Melody shall have the right to either (i)  terminate  this  Agreement,  in which event Melody shall be  entitled to the  repayment  of the Option  Payments  paid by Melody to
Buffalo  Highlands,  and if said  repayment is not made within  ninety (90) days after written  demand by Melody,  Melody may exercise its rights under a Deed of
Trust ("Deed of Trust") which shall be recorded against the portions of the Land owned by Buffalo  Highlands  (i.e. the B.I.  Property less the lots purchased by
Melody),  which Deed of Trust  shall be in a form to be agreed  upon the Parties during the  Inspection  Period,  as Melody's sole and exclusive  remedy for such default;  or (ii) exercise any remedies that are available under Colorado law or equity, including, without limitation, specific performance;  provided, however, that  Melody  shall not  recover  damages  other than the  actual  out-of-pocket damages  incurred.  Melody hereby waives recovery of consequential  and punitive damages.  The Deed of Trust shall provide for releases of parcels for conveyance to the  homeowners  association,  City,  right-of-ways,  utilities,  and for the release of the Second Closing Lots at or prior to the Second Closing.

     b.  Melody's  Failure  to  Close.  In  the  event  Melody  defaults  in the performance of its obligations to close hereunder,  Buffalo Highlands shall have the right to  terminate  this  Agreement  and retain  all moneys  paid by Melody and/or to exercise any remedies that are available under Colorado law or equity, excluding specific performance;  provided, however, that Buffalo Highlands shall not recover damages other than actual  out-of-pocket  damages incurred.  Buffalo
Highlands hereby waives recovery of consequential and punitive damages.

     c. All Other  Defaults.  If either Party defaults in the performance of any of its material  obligations  hereunder other than the obligations to close, the non-defaulting  Party shall give written notice of the default to the defaulting
Party.  If such default is not cured within ten (10) days after  receipt of such notice,  the  non-defaulting  Party  shall  have  the  right to  terminate  this
Agreement  and  retain  all  moneys  paid by the  defaulting  Party  or,  if the non-defaulting Party is Melody, Melody may elect to exercise either the remedies set forth in Paragraph  13(a)(i) or 13(a(ii),  but not both; or, if Melody is in default of any of its obligations under Paragraphs 7(b),  9(b)-(f),  14 or 15c), the Buffalo  Highlands  shall have the right to exercise any  remedies  that are available under Colorado law or equity, including, without limitation,  specific performance; provided, however, that Buffalo Highlands shall not recover damages other than actual out-of-pocket damages incurred

     d.  Attorneys'  Fees.  Should any action be brought in connection with this
Agreement,  including,  without limitation,  actions based on contract,  tort or statute,  the  prevailing  party in such  action  shall be awarded all costs and
expenses  incurred  in  connection  with  such  action,   including   reasonable
attorneys'  fees.  The  provisions  of this  Paragraph  13(d) shall  survive the
Closing, expiration or the termination of this Agreement.

14. Defaults under B.I. Option Agreement.  In the event of any default by Melody or B.I. under the B.I.  Option  Agreement,  Melody shall give Buffalo  Highlands immediate  written  notice of such default.  In the event of a default by Melody under the B.I.  Option  Agreement  which  Melody  fails to cure  within any cure period  provided  for  under  the  B.I.  Option  Agreement,  Melody  agrees  and acknowledges  that  Buffalo  Highlands  shall  have the  right to cure  Melody's default,  and if Buffalo  Highlands  does so cure,  Buffalo  Highlands  shall be entitled to assume all rights of Melody  under the B.I.  Option  Agreement,  and
Melody shall take all actions and execute all documents necessary to assign said rights to Buffalo Highlands.

15. Miscellaneous.

     a. Notices.  All notices required to be given hereunder shall be in writing and shall be addressed as follows, or as either Party may subsequently designate by written  notice to the other.  All notices  shall be delivered by  facsimile, recognized  overnight  delivery  service,  or hand-delivery  and shall be deemed effective  upon: (i) the successful  transmission  of a facsimile;  (ii) deposit with  a  recognized  overnight  delivery  service;  or  (iii)  upon  receipt  by hand-delivery:

                  To Melody:
                                    Melody Homes, Inc.
                                    11031 Sheridan Blvd.
                                    Westminster, CO  80020
                                    Attention:   James Ferraro
                                    Facsimile:  (303) 466-1838
                  with a copy to:
                                    Janice Kelly, Esq.
                                    Melody Homes, Inc.
                                    11031 Sheridan Blvd., Suite A
                                    Westminster, CO  80020
                                    Facsimile:  (303) 438-7664

                  to Buffalo Highlands:
                                    c/o Paul M. Joeckel
                                    1801 Broadway, Suite 810
                                    Denver, CO  80202
                                    Facsimile: (303) 308-1874

                                    c/o Barry L. Talley
                                    16 Driver Lane
                                    Littleton, CO  80123
                                    Facsimile:  (303) 797-1994

                  with a copy to:
                                    DAVIS & CERIANI, P.C.
                                    1350 17th Street, Suite 400
                                    Denver, Colorado  80202
                                    Attention:  Edward R. Gorab
                                    Facsimile:  (303) 534-4618

     b. Assignment.  Neither Party shall have the right to assign this Agreement without the other  Party's  prior  written  consent,  which consent shall not be unreasonably  withheld or delayed.  Notwithstanding  the  foregoing,  Melody may assign its rights and  obligations  under this Agreement after the First Closing to an entity  which is owned or  controlled  by Melody's  parent  company,  D.R.
Horton,  Inc. without  obtaining  Buffalo  Highlands  consent,  but Melody shall promptly provide Buffalo Highlands written notice of such assignment.

     c.  Indemnification;  No Mechanic's Liens.  Melody hereby acknowledges that the preparation and submission of the Approval  Documents and any plans, and the making of investigations, tests and surveys prior to the Closings hereunder, are for the mutual benefit of Melody and Buffalo Highlands. Each Party agrees not to permit or suffer and, to the extent so  permitted  or  suffered,  to cause to be removed  and  released,  any  mechanic's,  materialman's,  or other  lien on any portion of the B.I.  Property  not owned by said  Party,  account  of  supplies, machinery,  tools, equipment, labor or materials furnished or used in connection with the  planning,  design,  inspection,  construction,  alteration,  repair or surveying of the B.I.  Property or any portion thereof,  or preparation of plans with respect  thereto by,  through or under  Melody.  Each Party  ("Indemnifying
Party")  agrees to indemnify,  hold harmless and defend the other Party and B.I.
from any claim, liability,  loss, damage, cost or expense,  including attorneys'
fees, which the other Party or B.I. may incur or which may be asserted by reason of work performed by, through or under the Indemnifying Party or the preparation of the Approval  Documents and any plans, as requested by Melody,  or the making of  investigations,  tests and surveys ordered or conducted by that Party.  Each
Party  acknowledges  and agrees that either Party or B.I.  may, but shall not be required to, post or serve a notice that such Party's or B.I.'s  interest in the
B.I.  Property  shall not be subject to any  mechanics'  liens  pursuant  to the provisions  of  C.R.S.ss.38-22-105,  and to take such  other  actions  as deemed necessary to comply with the provisions of said statute.

     d. Third-Party  Beneficiaries.  The agreements  contained herein are solely for the benefit of the Parties  hereto and no other  person or entity shall be a third party beneficiary thereof.

     e. Binding  Effect.  This Agreement  shall be binding upon and inure to the benefit of the Parties hereto and their respective, successors and assigns.

     f. Real Estate  Commission.  Each Party represents that it has not retained any real estate agent or broker who would be entitled to a commission  or fee in connection with this Agreement. Each Party hereto shall defend and hold harmless the  other  Party  ("Indemnified  Party")  from any claim  for a  commission  or finder's fee asserted by any party  against the  Indemnified  Party except for a claim for a commission by reason of an agreement  between a third-party  and the
Indemnified Party.

     g.  Applicable  Law. This  Agreement  shall be governed by and construed in accordance with the laws of the State of Colorado.

     h. Entire Agreement.  This Agreement  contains the entire agreement between the Parties with respect to the Land. In entering into this  Agreement,  neither
Party has relied upon any  promise,  representation  or  assurance of any nature except as specifically provided herein.

     i. Severability.  In the event any one or more of the provisions herein, or any  application  thereof,  shall be invalid,  illegal or  unenforceable  in any respect,  the validity,  legality and enforceability of the remaining provisions contained  herein,  and any other application  thereof,  shall not in any way be affected or  impaired  thereby  and shall be  enforced  to the  greatest  extent permitted by law.

     j.  Not to be  Construed  Against  Drafter.  This  Agreement  shall  not be construed more strictly against one Party than the other merely by virtue of the fact that it may have been  initially  drafted  by one of the  Parties  or their counsel, since both Parties have contributed substantially and materially to the preparation hereof.

     k. Time. Time is of the essence of this Agreement.  In computing any period of time herein, the date of the act or event from which the designated period of time begins to run shall not be included. The last day of the period so computed shall be included unless it is a Saturday,  Sunday or federal legal holiday,  in which  case the  period of time shall run until the end of the next day which is not a Saturday, Sunday or federal legal holiday.

     l.  Special  Taxing  Districts.  The  following  disclosure  is included in accordance with Section 38-35.7-101, C.R.S.:

     SPECIAL TAXING DISTRICTS MAY BE SUBJECT TO GENERAL OBLIGATION  INDEBTEDNESS
     THAT IS PAID BY  REVENUES  PRODUCED  FROM  ANNUAL TAX LEVIES ON THE TAXABLE
     PROPERTY  WITHIN SUCH  DISTRICTS.  PROPERTY OWNERS IN SUCH DISTRICTS MAY BE
     PLACED AT RISK FOR  INCREASED  MILL  LEVIES AND  EXCESSIVE  TAX  BURDENS TO
     SUPPORT THE SERVICING OF SUCH DEBT WHERE  CIRCUMSTANCES  ARISE RESULTING IN
     THE  INABILITY OF SUCH A DISTRICT TO DISCHARGE  SUCH  INDEBTEDNESS  WITHOUT
     SUCH AN  INCREASE  IN MILL  LEVIES.  MELODY  SHOULD  INVESTIGATE  THE  DEBT
     FINANCING REQUIREMENTS OF THE AUTHORIZED GENERAL OBLIGATION INDEBTEDNESS OF
     SUCH  DISTRICTS,  EXISTING  MILL  LEVIES OF SUCH  DISTRICT  SERVICING  SUCH
     INDEBTEDNESS, AND THE POTENTIAL FOR AN INCREASE IN SUCH MILL LEVIES.

     m. No Recording.  Neither Party hereto shall record or cause to be recorded this Agreement or any part hereof or any memorandum thereof, and if either Party shall do so, it shall be in default under this Agreement.

     n.  OILSR  Exemption.  Melody  hereby  acknowledges  and  agrees  that this transaction  is being made in reliance  upon the  exemption set forth in Section
1710.5(b) of the Rules and  Regulations  of the Office of Interstate  Land Sales
Registration,  and  that  Buffalo  Highlands  is  only  able  to  determine  the applicability  of such  exemption  to  this  transaction  by  relying  upon  the following  affirmations,  representations  and  warranties  of Melody.  Thus, in recognition of the above, Melody without  qualification,  hereby unconditionally covenants,  agrees,  represents and warrants to Buffalo Highlands, and agrees to indemnify and hold harmless Buffalo Highlands from any liability  resulting from the inaccuracy thereof, that Melody is acquiring the Property for the purpose of engaging in the business of constructing residential building or for the purpose of resale or lease of the Property to persons engaged in such business. Melody's representations,  warranty and indemnity  obligations under this Paragraph 12(n)
will survive the Closing.

     o. Relationship of Parties. Nothing in this Agreement shall be construed or deemed to make Buffalo  Highlands and Melody  partners,  joint  venturers or any other form of joint participants in the acquisition and development of the Land, and Buffalo  Highlands  and Melody agree that the sole and  exclusive  nature of their relationship is as seller and purchaser.

     p. Mutual  Cooperation.  The Parties hereto shall execute all documents and take all other actions  necessary to effectuate the intent of the Parties as set forth herein.

     q. Counterparts and Facsimile Signatures. This Agreement may be executed in multiple  counterparts,  which  taken  together  shall be deemed  one  original.
Facsimile   transmissions  of  signatures  shall  be  accepted  and  binding  as originals.

     r. Section 1031 Exchange.  Either Party ("Exchanging  Party") may structure the  disposition or acquisition of the Assignment as a like-kind  exchange under
Internal  Revenue Code  Section 1031 at said Party's sole cost and expense.  The other Party shall reasonably  cooperate  therein,  provided that the other Party shall  incur no costs,  expenses or  liabilities  (including  the other  Party's reasonable attorneys' fees) in connection with Exchanging Party's exchange,  and provided  that said  exchange does not delay the Initial or the Final Closing by more than five (5) business days. The Exchanging Party shall  indemnify,  defend and hold the other  Party  harmless  therefrom  and the other Party shall not be required to take title to or contract for purchase of any other property. If the
Exchanging Party uses a qualified  intermediary to effectuate the exchange,  any assignment of the rights or obligations of the Exchanging  Party hereunder shall not relieve,  release or absolve the Exchanging  Party of its obligations to the other Party.

     s.  Confidentiality.  Neither  Party  shall  disclose  any of the  terms or conditions of this Agreement to any  third-party,  other than said Party's legal counsel and other  consultants,  without the prior written  consent of the other
Party,  which consent may be withheld for any reason, in said other Party's sole and absolute discretion.

     t.  Prohibition on Contracts With B.I. As a material  inducement to Buffalo
Highlands  to enter into this  Agreement,  Melody  agrees that in the event this
Agreement is terminated for any reason other than a material  default by Buffalo
Highlands under this Agreement, or the Option expires, Melody may not enter into a contract to purchase or otherwise  acquire any interest in the B.I.  Property, or in any entity  which owns any portion of the B.I.  Property,  for a period of three (3) years after the termination of this Agreement or the expiration of the
Option.

     u. Melody Corporate Approval.  Notwithstanding anything contained herein to the contrary,  neither this Agreement nor any amendment  hereto shall be a valid and enforceable  obligation of Melody unless this Agreement or such amendment is executed by any one of Frank T. Davis,  Donald R. Horton,  Donald J. Tomnitz, or
Sam Fuller,  officers of Melody, which execution of this Agreement must occur on or before the date that is ten (10) days after the Effective Date.

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     IN WITNESS WHEREOF,  the Parties have entered into this Agreement as of the date set forth hereinabove.

                            BUFFALO HIGHLANDS:

                            Buffalo Highlands, LLC, a Colorado limited liability
                            company

                            By: Hastings Holding Corporation,  a Colorado
                            corporation, Manager of Buffalo Highlands, LLC

                               By: _______________________________
                                     William Klaess, Vice President

                            By: Eagle Development Company, a Colorado
                            corporation, Manager of Buffalo Highlands, LLC

                               By:_______________________________
                                    Paul M. Joeckel, President

                             MELODY HOMES, INC.:

                            Melody Homes, Inc., a Delaware corporation

                            By:__________________________________
                                 David L. Oyler, Division President

                            CORPORATE APPROVAL:

                            By:___________________________________

                            Name:_________________________________

                            Title:__________________________________

                            Date:__________________________________

                                         EXHIBIT A
                                    Map of B.I. Property

                                         EXHIBIT B
                               Consent to Partial Assignment